EXHIBIT 10.4

MANAGEMENT & RENTAL AGREEMENT

THIS AGREEMENT is effective as of the Effective Date, by and between TRUE GRAVITY ENTERPRISES, INC., an Arizona corporation having an office at 4405 E. Baseline Road, No. 120, Phoenix, AZ 85042, and AURIOS, INC., an Arizona corporation having an office at 4405 E. Baseline Road, No. 120, Phoenix, AZ 85042, .

WHEREAS, True Gravity Enterprises, Inc. rents certain real property (the “Property”, defined more specifically below) and possesses design, manufacturing, sales, marketing and general administrative expertise in small business operation; and

AURIOS is in the business of selling vibration isolation devices into the audio-video market.

In consideration of the mutual covenants and representations in this document, the parties agree as follows:

1.0	DEFINITIONS

1.1 “Subsidiary(ies)” means any corporation, company, affiliate, or other entity, whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority are, now or hereafter, owned or controlled, directly or indirectly by a Party hereto, but such corporation, company, affiliate, or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.2 “Confidential Information” shall mean any confidential proprietary information including non-public designs, specifications, drawings, dimensions, processes, practices, communications, manufacturing, economic, financial, sales, marketing, management, quality control and other proprietary data, materials, know-how, or information contained in presentations, emails, letters, memos, discussions, notes, analysis, documents, practices, studies, reports, budgets, forecasts, and other mediums of disclosure, which may have been disclosed by either Party to the other Party during the term of the Agreement in verbal, written, graphic, computer or machine recognizable, and/or tangible form, and which is clearly designated, labeled or marked as confidential proprietary, e.g., “CONFIDENTIAL PROPRIETARY,” or its equivalent, or should be known by Recipient to be confidential in nature.

1.3 “Effective Date” means January 1, 2007

1.4 “TGE” means TRUE GRAVITY ENTERPRISES, INC. and its Subsidiaries.

1.5 “AURIOS” means AURIOS Inc. and its Subsidiaries.

1.6 “Party(ies)” means TGE and/or AURIOS, as the case may be.

1.7 “Property” means the approximate 12,120 sf of office and shop space located at 4405 E. Baseline Rd., Suite 120, Phoenix, AZ. 85042.

2.0	MANAGEMENT AND OPERATIONAL SERVICES

2.1 TGE shall provide the following services to Aurios: sales, marketing, accounting, manufacturing, storage and inventory control, shipping/receiving, new product design, and general administrative oversight (hereinafter referred to collectively as “Management Services”).

2.2 TGE shall make available to Aurios a minimum of 500 square feet and a maximum of 1,000 square feet of space at the Property.

2.3 TGE shall maintain the phone lines and internet connection in good working order.

2.4 TGE shall pay the rent to the Property owner as well as all property taxes and utilities in a timely manner.

3.0	CONFIDENTIALITY

3.1 The Parties acknowledge that confidential proprietary information may be disclosed by TGE (“Discloser”) to AURIOS (“Recipient”) and/or disclosed by AURIOS (“Discloser”) to TGE (“Recipient”) as the case may be. Confidential Information which is disclosed verbally may be identified by Discloser to Recipient as confidential at time of disclosure and may be confirmed in writing by the Discloser within thirty (30) days after such disclosure by submitting a letter containing substantially similar information or a summary of the Confidential Information disclosed to Recipient.

3.2 The Parties hereby agree that Recipient shall (i) not disclose, publish, distribute, transfer, loan, provide, or otherwise make available the Confidential Information to any third party without written consent of Discloser, (ii) restrict dissemination of Confidential Information to only those directors, officers, employees, representatives, advisors, contractors, consultants, or agents who must be directly involved with Confidential Information and who are bound by a duty of confidentiality applicable to the Confidential Information, (iii) use the same degree of care as for its own information of like importance, but at least use reasonable care, in safeguarding against disclosure of Confidential Information of the other Party, and (iv) use the Confidential Information solely for exercising its rights or performing its obligations under this Agreement.

3.3 Recipient’s obligations regarding Confidential Information received under this Agreement expire five (5) years from the date of disclosure.

3.4 This Agreement imposes no obligation upon Recipient with respect to Confidential Information disclosed under this Agreement which (i) is now available or becomes available to the public without breach of this Agreement, (ii) is explicitly approved for release by written authorization of Discloser, (iii) is lawfully obtained from a third party without a duty of confidentiality, (iv) is disclosed to a third party by Discloser without a duty of confidentiality, (v) is known to Recipient prior to such disclosure, or (vi) is at any time developed by Recipient independently of any such disclosure(s) from Discloser.

3.5 Disclosure of Confidential Information shall not be precluded if such disclosure is (i) in response to a valid order of a court of competent jurisdiction, (ii) required by SEC disclosure rules, or (ii) otherwise required by law through no act of the Recipient, provided, however, in the event of a court order that the Recipient shall first notify the Discloser of such court order in a timely manner to allow the Discloser to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purpose for which the order was issued.

3.6 Recipient agrees that all Confidential Information received is and shall remain the property of Discloser and that such shall not be copied or reproduced without the express permission of the Discloser, except for such copies as may be absolutely necessary in order to perform tasks for the benefit of the Discloser. Upon written request, Recipient shall either return all the Confidential Information to Discloser along with all copies and/or derivatives made, including that on computer databases and copies of portions of the Confidential Information, or destroy all Confidential Information and certify by written memorandum that all such Confidential Information has been destroyed, except that Recipient may retain archival copies of the Confidential Information, which are to be used only in case of a dispute concerning this Agreement.

4.0	ALTERNATE DISPUTE RESOLUTION

4.1 The Parties agree that they shall attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in the spirit of mutual cooperation.

4.2 With respect to any dispute arising out of this Agreement for which the Parties cannot reach amicable settlement on their own (Dispute), the Parties agree to submit the Dispute for binding arbitration. It is expressly intended by the Parties that the Dispute shall be submitted to arbitration and not to litigation. The arbitration shall be noticed by written demand for arbitration to the other Party, with a copy to the American Arbitration Association (AAA) in Phoenix, Arizona. The arbitration shall be administered by the AAA in accordance with the Federal Arbitration Act, 9 U.S.C. (FAA) and pursuant to AAA’s rules for arbitration, provided that such rules do not conflict with the FAA or the expressed intentions of Parties in this Agreement. In the case of any such conflict, the FAA and/or the expressed intentions of the Parties shall prevail over AAA’s rules.

4.3 Each Party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by a court of competent jurisdiction, including a trial by jury, in respect to any Dispute.

4.4 The Parties agree that discovery for the arbitration shall be permitted to the full extent provided by the Federal Rules of Civil Procedure.

4.5 There shall be one (1) arbitrator selected by mutual agreement of the Parties. If the Parties cannot agree as to the arbitrator, then the arbitrator shall be selected by AAA.

4.6 The arbitration shall be conducted in Phoenix, Arizona.

4.7 The prevailing party in the arbitration shall be entitled to recover its costs, including the arbitrator’s fees, and reasonable attorneys’ fees, to be fixed by AAA in such proceeding.

4.8 The arbitrator shall issue a statement as to his/her decision, but shall not issue any written opinion in connection with infringement, validity or enforceability of any patent. In no circumstances shall the arbitrator have the power or authority to award equitable, provisional or injunctive relief. The Parties agree that the decision of the arbitrator will be final and that no appeal can be taken therefrom to any forum or jurisdiction.

5.0	TERM AND TERMINATION

5.1 The term of this Agreement shall become effective upon the Effective Date and shall automatically expire on December 31, 2008.

5.2 Either Party (“Terminating Party”) hereto shall have the right to terminate this Agreement upon giving written notice of termination to the other Party upon or after:

5.2.1 failure of the other Party to perform pursuant to the terms and conditions of this Agreement,; or

5.2.2 written statement or representation by the other Party of its inability or unwillingness to perform pursuant to the terms and conditions of this Agreement, such termination becoming effective immediately upon the written notice, although the Terminating Party retains all rights and remedies available in law and equity for the other Party’s non-performance; or

5.2.3 a direct or indirect taking over, merger, acquisition, or assumption or transfer of ownership or control of the other Party by or to any third party who is a competitor of the Terminating Party, or who is otherwise reasonably viewed by the Terminating Party to have interests adverse to the Terminating Party, such termination becoming effective immediately upon the written notice.

5.3 Either Party shall have the right to terminate this Agreement forthwith by giving written notice of termination to the other Party at any time, upon or after:

5.3.1 the filing by such other Party of a petition in bankruptcy or insolvency or adjudication that such other Party is bankrupt or insolvent; or

5.3.2 the filing by such other Party of any legal action or document seeking reorganization, readjustment, or arrangement of its debt or business under any law relating to bankruptcy or insolvency; or

5.3.3 the appointment of a receiver or trustee for substantial and relevant property or assets of such other Party and, if voluntary, such proceedings have not been concluded without prejudice within a period of one hundred and eighty (180) days; or

5.3.4 the making by such other Party of a composition with or assignment for the benefit of creditors; or

5.3.5 the institution of any proceedings for the liquidation or winding up of such other Party’s business or for the termination of its corporate charter.

5.4 The provisions of sections 3, and 4 shall survive any termination or expiration of this Agreement. All rights and obligations relating to the payment of any monies, the Parties’ duty to preserve the confidential information, the provisions restricting the liability of the parties shall survive any expiration or termination of this Agreement.

5.5 In any termination of this Agreement under this section 5, both Parties retain all rights and remedies available in law and equity for such termination.

6.0	MISCELLANEOUS PROVISIONS

6.1 The Parties hereto may divulge the existence of this Agreement, but shall otherwise keep the terms of this Agreement confidential and shall not now or hereafter divulge any part thereof to any third party except:

6.1.1 with the prior written consent of the other Party; or

6.1.2 to a government body having jurisdiction to request and read the same; or

6.1.3 as otherwise may be required by law or legal processes; or

6.1.4 to legal counsel or consultants in confidence representing either Party.

6.2 This Agreement and any rights or licenses granted herein are personal to each party and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The rights and privileges provided for in this Agreement are assignable or transferable by either Party only with the prior written consent of the other Party, such consent not to be unreasonably withheld, and with the authorization or approval of any governmental authority as then may be required. The acquiring party or assignee shall assume all rights and obligations of this Agreement. If either Party should attempt or execute an assignment without the prior written consent of the other Party, then the other Party shall have the right to void such assignment and/or immediately terminate this Agreement.

6.3 This Agreement is intended solely as a license agreement. The Parties expressly agree that this Agreement and the relationships established hereby do not constitute a partnership, joint venture, agency, or contract of employment between them and that neither Party’s employees shall be considered employees or contractors of the other Party. Neither Party is authorized to act as an agent for or to represent the other Party hereto in any way.

6.4 The failure of either Party to exercise any right hereunder or any express or implied waiver by either Party of a breach of any term, condition or obligation of this Agreement by the other Party shall not be deemed to be a waiver of any subsequent breach or default of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature. The failure of either Party to insist upon timely or adequate performance by the other Party in any instance shall not affect that Party’s right to insist upon timely or adequate performance in the future.

6.5 This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Arizona, without regard to its conflict of laws rules, except that questions affecting the construction or enforcement of any intellectual property rights shall be determined by the laws under which such rights are granted, registered, or protected.

6.6 If any of the terms and provisions of this Agreement are determined to be indefinite, invalid or unenforceable by any court of competent jurisdiction, that provision of the Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement shall continue in full force and effect. If there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring them within the requirements of the law.

6.7 This Agreement, together with any exhibits, attachments, and appendices, sets forth the entire Agreement and understanding between the Parties as to the subject matter hereof and merges and supersedes all prior discussions between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby. Both Parties agree that it has not entered into this Agreement based on any representations other than those contained herein. This Agreement may only be amended by a written agreement signed by both Parties.

6.8 All notices and other communications required or permitted to be given under this Agreement shall be sent to the following addresses:

TRUE GRAVITY ENTERPRISES, INC.

4405 E. Baseline Road, No. 120

Phoenix, AZ 85042

Attn: Paul Attaway

Telephone: (602) 321-1313

Email: pattaway@truegravity.com

AURIOS INC.

4405 E. Baseline Road, No. 120

Phoenix, AZ 85042

Attn: Paul Attaway

Telephone: (602) 321-1313

Email: pattaway@gmail.com

6.9 The Parties acknowledge that they have read this Agreement and understand it, and that they agree to be bound by all of its terms and conditions. The Parties are each knowledgeable, cognizant, and represented by independent counsel. This Agreement has been negotiated by the Parties and their respective counsel and shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party by nature of their contribution.

6.10 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, MASK WORK RIGHTS, TRADEMARKS, COPYRIGHTS, OR OTHER INTELLECTUAL PROPERTY RIGHTS IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBLY OF SUCH DAMAGES.

IN WITNESS WHEREOF, the Parties have had this Agreement signed by their duly authorized representatives,

TRUE GRAVITY ENTERPRISES, INC.		AURIOS, INC.

By:	/s/ Paul Attaway	By:	/s/ Timothy Louis
Name:	Paul Attaway	Name:	Timothy Louis
Title:	President	Title:	Secretary and Treasurer